Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contact:
Monique N. Dolecki, Investor Relations - 201-847-5378
Kristen Cardillo, Corporate Communications - 201-847-5657

BD ANNOUNCES RESULTS FOR 2019 SECOND FISCAL QUARTER;
UPDATES FISCAL 2019 GUIDANCE

•	As reported, revenues of $4.195 billion decreased 0.6 percent.

•	On a comparable, currency-neutral basis, revenues increased 3.4 percent.

•	As reported, diluted earnings per share of $(0.07) increased 63.2 percent.

•	As adjusted, diluted earnings per share of $2.59 decreased 2.3 percent, and increased 7.2 percent on a currency-neutral basis.

•	The company reaffirmed its full fiscal year 2019 comparable, currency-neutral revenue guidance, and updated its adjusted diluted earnings per share guidance.

Franklin Lakes, NJ (May 9, 2019) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $4.195 billion for the second fiscal quarter ended March 31, 2019. This represents a decrease of 0.6 percent from the prior-year period. On a comparable, currency-neutral basis, revenues increased 3.4 percent over the prior-year period.

“Through the second quarter we have delivered solid revenue growth and operating performance,” said Vincent A. Forlenza, chairman and CEO. “Our revised fiscal year 2019 outlook reflects recent, near-term regulatory and market pressures related to paclitaxel-coated devices and foreign currency, which will affect our EPS guidance range. We remain confident that our business is strong, fundamentals are in-tact, and we will continue to deliver value to our shareholders and customers around the world.”

Second Quarter and Six-Month Fiscal 2019 Operating Results
As reported, diluted earnings per share for the second quarter were $(0.07), compared with $(0.19) in the prior-year period. This represents an increase of 63.2 percent. Adjusted diluted earnings per share were $2.59, compared with $2.65 in the prior-year period. This represents a decrease in adjusted diluted earnings per share of 2.3 percent, or an increase of 7.2 percent on a currency-neutral basis.

For the six-month period ended March 31, 2019, as reported, diluted earnings per share were $1.98, compared with $(0.90) in the prior-year period. This represents an increase of 320.0 percent. Adjusted diluted earnings per share were $5.29, compared with $5.15 in the prior-year period. This represents an increase in adjusted diluted earnings per share of 2.7 percent, or 10.5 percent on a currency-neutral basis.

Current period adjusted results exclude, among other items, charges to record product liability reserves of $331 million and the estimated cost of a product recall of $65 million.

Segment Results
In the BD Medical segment, as reported, worldwide revenues for the quarter of $2.180 billion increased 0.4 percent over the prior-year period, or 3.8 percent on a comparable, currency-neutral basis. The segment’s results were driven by performance in the Medication Management Solutions, Diabetes Care and Pharmaceutical Systems units. Performance in the Medication Delivery Solutions unit reflects a tough comparison to the prior year, as well as distributor inventory adjustments during the quarter in the United States.

For the six-month period ended March 31, 2019, BD Medical revenues were $4.316 billion as reported, which represents an increase of 7.2 percent over the prior-year period. On a comparable, currency-neutral basis, BD Medical revenues increased 4.5 percent.

In the BD Life Sciences segment, as reported, worldwide revenues for the quarter of $1.052 billion decreased 4.2 percent from the prior-year period. On a comparable, currency-neutral basis, revenues increased 2.7 percent. Revenue growth was driven by performance in the Biosciences and Preanalytical Systems units. Growth in the Diagnostic Systems unit reflects a tough comparison to the strong flu season in the prior-year period.

For the six-month period ended March 31, 2019, BD Life Sciences revenues were $2.108 billion as reported, which represents a decrease of 1.6 percent from the prior-year period. On a comparable, currency-neutral basis, BD Life Sciences revenues of $2.099 billion increased 3.7 percent.

In the BD Interventional segment, as reported, worldwide revenues for the quarter of $0.963 billion increased 1.1 percent over the prior-year period, or 3.5 percent on a comparable, currency-neutral basis. The segment's results were driven by performance in the Urology and Critical Care and Peripheral Intervention units. Growth in the Surgery unit reflects a tough comparison to the prior-year period.

For the six-month period ended March 31, 2019, BD Interventional revenues were $1.932 billion as reported, which represents an increase of 70.2 percent over the prior-year period. On a comparable, currency-neutral basis, BD Interventional revenues increased 4.6 percent.

Geographic Results
As reported, second quarter revenues in the U.S. of $2.341 billion increased 0.7 percent from the prior-year period. On a comparable basis, U.S. revenues increased 2.2 percent over the prior-year period. Growth in the U.S. was driven by performance in the BD Medical and BD Interventional segments. BD Life Sciences' growth in the U.S. reflects the aforementioned comparison to a strong flu season in the prior year in the Diagnostic Systems unit.

As reported, revenues outside of the U.S. of $1.854 billion decreased 2.3 percent from the prior-year period. On a comparable, currency-neutral basis, revenues outside of the U.S. increased 4.9 percent over the prior-year period. International revenue growth was driven by strong performance in China and EMA.

For the six-month period ended March 31, 2019, U.S. revenues were $4.728 billion as reported, which represents an increase of 18.7 percent over the prior-year period. On a comparable basis, U.S. revenues of $4.724 billion grew 4.1 percent over the prior-year period. As reported, revenues outside of the U.S. of $3.628 billion grew 9.2 percent over the prior-year period. On a comparable, currency-neutral basis, revenues outside the U.S. of $3.623 billion grew 4.5 percent over the prior-year period.

Fiscal 2019 Outlook for Full Year
As reported, the company expects full fiscal year 2019 revenues to increase 8.0 to 9.0 percent, compared to 8.5 to 9.5 percent previously communicated, due to the estimated additional negative impact from foreign currency. The company continues to estimate full fiscal year 2019 revenues will increase 5.0 to 6.0 percent on a comparable, currency-neutral basis.

The company expects adjusted diluted earnings per share to be between $11.65 and $11.75, resulting in growth of approximately 12.0 percent on a currency-neutral basis. This is a decrease from previously issued guidance of approximately 13.0 to 14.0 percent growth, and is due to recent regulatory and market pressures related to paclitaxel-coated devices. Including the estimated additional unfavorable impact of foreign currency, adjusted diluted earnings per share are expected to grow approximately 6.0 to 7.0 percent over fiscal 2018 adjusted diluted earnings per share of $11.01.

Estimated adjusted diluted earnings per share for fiscal 2019 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, and certain tax matters.

BD does not attempt to provide reconciliations of forward-looking non-GAAP earnings guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of BD's financial performance.

Conference Call Information
A conference call regarding BD’s second quarter results will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Thursday, May 9, 2019. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-585-8367 (domestic) and 1-404-537-3406 (international) through the close of business on Tuesday, May 14, 2019, confirmation number 1284128.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

All “comparable” basis revenue growth rates relating to fiscal year 2019 presented throughout this release include, where applicable, the results of C. R. Bard, Inc. (“Bard”) in the prior-year period, and also include adjustments for certain items as detailed in the attached tables. Beginning in the second quarter of fiscal year 2018, the Company's organizational structure was based upon three principal business segments: BD Medical (“Medical”), BD Life Sciences (“Life Sciences”) and BD Interventional ("Interventional"). The Interventional segment was added upon the Company's completion of its acquisition of Bard, and this new segment includes the majority of Bard’s product offerings and certain product offerings that were previously reported in the Medical segment. Certain of Bard's product offerings are included under the Company's Medical segment, specifically within the new Medication Delivery Solutions unit, which was formerly the Medical segment's Medication and Procedural Solutions unit. Current and prior-year adjusted diluted earnings per share results exclude, among other things, the impact of purchase accounting adjustments (including the non-cash amortization of acquisition-related intangible assets); integration, restructuring and transaction costs; transactional and product related impacts; and the loss on debt extinguishment. We also provide these measures on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. Reconciliations of these amounts to the most directly comparable GAAP measures are included in the tables at the end of this release.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 65,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians' care delivery process, enable laboratory scientists to accurately detect disease and advance researchers' capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com.

***
This press release, including the section entitled “Fiscal 2019 Outlook for Full Year”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share.  All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties.  Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement.  With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially.  These factors include, but are not limited to: risks relating to the integration of the C.R. Bard operations, products and employees into BD and the possibility that the anticipated synergies and other benefits of the proposed acquisition will not be realized or will not be realized within the expected timeframe; new or changing laws and regulations impacting our business (including the imposition of tariffs or changes in laws impacting international trade) or changes in enforcement practices with respect to such laws; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; legislative or regulatory changes to the U.S. healthcare system, potential cuts in governmental healthcare spending or measures to contain healthcare costs, each of which could result in reduced demand for our products or downward pricing pressure; changes in interest or foreign currency exchange rates; adverse changes in regional, national or foreign economic conditions, particularly in emerging markets, including any impact on our ability to access credit markets and finance our operations, the demand for our products and services, or our suppliers’ ability to provide products needed for our operations; the adverse impact of cyber-attacks on our information systems or products; competitive factors including technological advances and new products introduced by competitors; interruptions in our supply chain or manufacturing processes; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; adverse changes in geopolitical conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; product efficacy or safety concerns resulting in product recalls or actions being taken by the FDA or other regulators (including the potential impact of the recent FDA letter on the use of drug-coated balloons); our ability to successfully integrate any businesses we acquire; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform outside the U.S., including changes in government pricing and reimbursement policies or other cost containment reforms; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission.  We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended March 31,
	2019	2018	% Change
REVENUES	$4,195	$4,222	(0.6)

Cost of products sold	2,221	2,616	(15.1)
Selling and administrative expense	1,089	1,056	3.1
Research and development expense	252	259	(2.9)
Acquisitions and other restructurings	101	104	(3.3)
Other operating expense, net	396	—	100.0
TOTAL OPERATING COSTS AND EXPENSES	4,059	4,036	0.6
OPERATING INCOME	136	186	(26.9)

Interest expense	(171)	(185)	(7.2)
Interest income	18	4	385.1
Other income, net	20	1	2,058.2
INCOME BEFORE INCOME TAXES	3	6	(50.5)
Income tax (benefit) provision	(17)	18	(192.6)
NET INCOME (LOSS)	20	(12)	267.8
Preferred stock dividends	(38)	(38)	—
NET LOSS APPLICABLE TO COMMON SHAREHOLDERS	$(18)	$(50)	64.3

EARNINGS PER SHARE
Basic Loss per Share	$(0.07)	$(0.19)	63.2
Diluted Loss per Share	$(0.07)	$(0.19)	63.2

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	269,882	267,341
Diluted	269,882	267,341

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Six Months Ended March 31,
	2019	2018	% Change
REVENUES	$8,355	$7,302	14.4

Cost of products sold	4,408	4,143	6.4
Selling and administrative expense	2,161	1,829	18.2
Research and development expense	510	451	13.1
Acquisitions and other restructurings	191	458	(58.2)
Other operating expense, net	61	—	100.0
TOTAL OPERATING COSTS AND EXPENSES	7,332	6,881	6.6
OPERATING INCOME	1,024	422	142.8

Interest expense	(342)	(343)	(0.3)
Interest income	6	48	(87.9)
Other income (expense), net	30	(15)	301.5
INCOME BEFORE INCOME TAXES	718	111	544.7
Income tax provision	98	260	(62.2)
NET INCOME (LOSS)	619	(148)	517.4
Preferred stock dividends	(76)	(76)	—
NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$544	$(224)	342.5

EARNINGS PER SHARE
Basic Earnings (Loss) per Share	$2.02	$(0.90)	324.4
Diluted Earnings (Loss) per Share	$1.98	$(0.90)	320.0

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	269,454	248,484
Diluted	274,429	248,484

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in millions)

	March 31, 2019	September 30, 2018
	(Unaudited)
ASSETS
Cash and equivalents	$686	$1,140
Restricted cash	81	96
Short-term investments	10	17
Trade receivables, net	2,279	2,319
Inventories	2,627	2,451
Assets held for sale	—	137
Prepaid expenses and other	1,161	1,251
TOTAL CURRENT ASSETS	6,844	7,411
Property, plant and equipment, net	5,473	5,375
Goodwill and other intangibles, net	39,220	40,041
Other Assets	1,061	1,078
TOTAL ASSETS	$52,598	$53,904
LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term debt	$3,057	$2,601
Other current liabilities	4,050	4,615
Long-term debt	17,556	18,894
Long-term employee benefit obligations	815	1,056
Deferred income taxes and other	5,810	5,743
Shareholders’ equity	21,309	20,994
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$52,598	$53,904

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Amounts in millions)

	Six Months Ended March 31,
	2019	2018
OPERATING ACTIVITIES
Net income (loss)	$619	$(148)
Depreciation and amortization	1,126	844
Change in operating assets and liabilities and other, net	(718)	322
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,027	1,017
INVESTING ACTIVITIES
Capital expenditures	(362)	(391)
Acquisitions of businesses, net of cash acquired	—	(15,006)
Proceeds from divestitures, net	477	100
Other, net	(85)	(77)
NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES	30	(15,373)
FINANCING ACTIVITIES
Change in credit facility borrowings	—	380
Proceeds from long-term debt and term loans	—	3,622
Payments of debt and term loans	(905)	(1,833)
Dividends paid	(491)	(449)
Other, net	(135)	(155)
NET CASH (USED FOR) PROVIDED BY FINANCING ACTIVITIES	(1,532)	1,565
Effect of exchange rate changes on cash and equivalents and restricted cash	5	29
NET DECREASE IN CASH AND EQUIVALENTS AND RESTRICTED CASH	(469)	(12,762)
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	1,236	14,179
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$767	$1,417

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended March 31,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2019	2018	% Change
BD MEDICAL
Medication Delivery Solutions	$484	$504	(4.0)
Medication Management Solutions	497	461	7.9
Diabetes Care	137	131	4.7
Pharmaceutical Systems	93	82	12.7
TOTAL	$1,211	$1,178	2.8

BD LIFE SCIENCES
Preanalytical Systems	$171	$181	(5.9)
Diagnostic Systems	180	201	(10.5)
Biosciences	120	116	3.8
TOTAL	$470	$498	(5.5)

BD INTERVENTIONAL
Surgery	$271	$276	(1.9)
Peripheral Intervention	194	194	0.1
Urology and Critical Care	195	180	8.7
TOTAL	$659	$649	1.6

TOTAL UNITED STATES	$2,341	$2,325	0.7

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2019	2018	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$446	$454	$(31)	(1.9)	4.9
Medication Management Solutions	118	120	(8)	(1.9)	4.8
Diabetes Care	133	136	(9)	(2.3)	4.4
Pharmaceutical Systems	273	284	(15)	(3.8)	1.3
TOTAL	$969	$994	$(63)	(2.5)	3.8

BD LIFE SCIENCES
Preanalytical Systems	$195	$200	$(15)	(2.4)	4.9
Diagnostic Systems	209	209	(12)	—	5.9
Biosciences	177	191	(9)	(7.1)	(2.3)
TOTAL	$582	$600	$(36)	(3.1)	3.0

BD INTERVENTIONAL
Surgery	$75	$75	$(4)	0.2	5.7
Peripheral Intervention	148	145	(9)	2.6	8.8
Urology and Critical Care	80	84	(4)	(4.6)	0.2
TOTAL	$303	$303	$(17)	—	5.6

TOTAL INTERNATIONAL	$1,854	$1,898	$(116)	(2.3)	3.8

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2019	2018	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$929	$958	$(31)	(3.0)	0.2
Medication Management Solutions	615	581	(8)	5.9	7.3
Diabetes Care	270	267	(9)	1.1	4.5
Pharmaceutical Systems	366	366	(15)	(0.1)	3.9
TOTAL	$2,180	$2,172	$(63)	0.4	3.3

BD LIFE SCIENCES
Preanalytical Systems	$366	$381	$(15)	(4.1)	(0.2)
Diagnostic Systems	389	410	(12)	(5.1)	(2.1)
Biosciences	297	307	(9)	(3.0)	—
TOTAL	$1,052	$1,098	$(36)	(4.2)	(0.9)

BD INTERVENTIONAL
Surgery	$345	$351	$(4)	(1.5)	(0.3)
Peripheral Intervention	342	338	(9)	1.1	3.8
Urology and Critical Care	275	264	(4)	4.5	6.0
TOTAL	$963	$952	$(17)	1.1	2.9

TOTAL REVENUES	$4,195	$4,222	$(116)	(0.6)	2.1

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Six Months Ended March 31,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2019	2018	% Change
BD MEDICAL
Medication Delivery Solutions	$1,004	$874	14.9
Medication Management Solutions	1,003	932	7.7
Diabetes Care	282	277	2.0
Pharmaceutical Systems	161	136	18.3
TOTAL	$2,450	$2,218	10.5

BD LIFE SCIENCES
Preanalytical Systems	$371	$366	1.5
Diagnostic Systems	355	367	(3.4)
Biosciences	228	224	1.9
TOTAL	$954	$957	(0.3)

BD INTERVENTIONAL
Surgery	$545	$428	27.3
Peripheral Intervention	385	198	94.4
Urology and Critical Care	393	180	118.6
TOTAL	$1,323	$806	64.1

TOTAL UNITED STATES	$4,728	$3,982	18.7

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Six Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2019	2018	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$883	$826	$(51)	6.9	13.1
Medication Management Solutions	236	237	(11)	(0.4)	4.3
Diabetes Care	261	267	(14)	(2.2)	3.0
Pharmaceutical Systems	485	475	(19)	1.9	5.9
TOTAL	$1,865	$1,806	$(94)	3.3	8.5

BD LIFE SCIENCES
Preanalytical Systems	$387	$391	$(23)	(0.9)	5.1
Diagnostic Systems	416	423	(19)	(1.8)	2.8
Biosciences	350	372	(14)	(5.8)	(2.0)
TOTAL	$1,153	$1,186	$(57)	(2.7)	2.1

BD INTERVENTIONAL
Surgery	$148	$99	$(6)	48.7	55.0
Peripheral Intervention	294	146	(14)	101.3	110.9
Urology and Critical Care	168	84	(6)	99.7	106.5
TOTAL	$609	$329	$(26)	85.0	92.9

TOTAL INTERNATIONAL	$3,628	$3,321	$(177)	9.2	14.6

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Six Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2019	2018	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,887	$1,700	$(51)	11.0	14.0
Medication Management Solutions	1,239	1,168	(11)	6.0	7.0
Diabetes Care	544	544	(14)	(0.1)	2.5
Pharmaceutical Systems	646	612	(19)	5.6	8.6
TOTAL	$4,316	$4,024	$(94)	7.2	9.6

BD LIFE SCIENCES
Preanalytical Systems	$758	$756	$(23)	0.3	3.4
Diagnostic Systems	771	791	(19)	(2.5)	(0.1)
Biosciences	579	596	(14)	(2.9)	(0.5)
TOTAL	$2,108	$2,143	$(57)	(1.6)	1.0

BD INTERVENTIONAL
Surgery	$693	$528	$(6)	31.3	32.5
Peripheral Intervention	679	344	(14)	97.3	101.4
Urology and Critical Care	560	264	(6)	112.6	114.7
TOTAL	$1,932	$1,135	$(26)	70.2	72.5

TOTAL REVENUES	$8,355	$7,302	$(177)	14.4	16.9

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - UNITED STATES
Three Months Ended March 31,
(Unaudited; Amounts in millions)

	A	B	C	D=B+C	E=(A-D)/D
	BD Reported	BD Reported	Divestiture and Other Adjustments (a)	Comparable	Comparable % Change
	2019	2018		2018
BD MEDICAL
Medication Delivery Solutions	$484	$504	$(9)	$495	(2.3)
Medication Management Solutions	497	461	—	461	7.9
Diabetes Care	137	131	—	131	4.7
Pharmaceutical Systems	93	82	—	82	12.7
TOTAL	$1,211	$1,178	$(9)	$1,169	3.6

BD LIFE SCIENCES
Preanalytical Systems	$171	$181	$(12)	$169	0.8
Diagnostic Systems	180	201	—	201	(10.5)
Biosciences	120	116	(9)	107	12.5
TOTAL	$470	$498	$(21)	$477	(1.3)

BD INTERVENTIONAL
Surgery	$271	$276	$(5)	$271	(0.3)
Peripheral Intervention	194	194	—	194	0.1
Urology and Critical Care	195	180	—	180	8.7
TOTAL	$659	$649	$(5)	$645	2.3

TOTAL UNITED STATES	$2,341	$2,325	$(34)	$2,291	2.2

(a)
Amounts include adjustments for BD's divestitures of its Advanced Bioprocessing business and soft tissue core needle biopsy product line, as well as Bard's divestiture of its Aspira® product line. Additionally, Medication Delivery Solutions and Preanalytical Systems results for the quarter ended March 31, 2019 included a total of $21 million in cumulative customer rebate and incentive fees relating to fiscal year 2018. Accordingly, to ensure comparability of revenue growth, the results for the quarter ended March 31, 2018 have been adjusted to reflect these cumulative fees. The Company records rebate and customer incentive fees as a reduction to revenue.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - INTERNATIONAL
Three Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

	A	B	C	D=B+C	E	F=(A-D-E)/D
	BD Reported	BD Reported	Divestiture Adjustments (a)	Comparable	FX Impact (b)	FXN % Change
	2019	2018		2018
BD MEDICAL
Medication Delivery Solutions	$446	$454	$—	$454	$(32)	5.2
Medication Management Solutions	118	120	—	120	(8)	4.8
Diabetes Care	133	136	—	136	(10)	4.8
Pharmaceutical Systems	273	284	—	284	(15)	1.3
TOTAL	$969	$994	$—	$994	$(64)	4.0

BD LIFE SCIENCES
Preanalytical Systems	$195	$200	$—	$200	$(16)	5.8
Diagnostic Systems	209	209	—	209	(14)	6.9
Biosciences	177	191	(13)	178	(10)	5.1
TOTAL	$582	$600	$(13)	$587	$(41)	6.0

BD INTERVENTIONAL
Surgery	$75	$75	$(1)	$74	$(4)	6.9
Peripheral Intervention	148	145	—	145	(9)	8.8
Urology and Critical Care	80	84	—	84	(4)	0.2
TOTAL	$303	$303	$(1)	$302	$(17)	5.9

TOTAL INTERNATIONAL	$1,854	$1,898	$(14)	$1,884	$(122)	4.9

(a)	Amounts include adjustments for BD's divestitures of its Advanced Bioprocessing business and soft tissue core needle biopsy product line, as well as Bard's divestiture of its Aspira® product line.

(b)
Under U.S. generally accepted accounting principles and as a result of Argentina’s highly inflationary economy, the functional currency of the Company's operations in Argentina was the U.S. dollar for the quarter ended March 31, 2019.  The total foreign currency translation impact above includes $6 million that was calculated by comparing local currency revenues in Argentina for the quarter ended March 31, 2019, translated using the prior-period exchange rate, to the reported U.S. dollar revenues for this same period.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - TOTAL
Three Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

	A	B	C	D=B+C	E	F=(A-D-E)/D
	BD Reported	BD Reported	Divestiture and Other Adjustments (a)	Comparable	FX Impact (b)	FXN % Change
	2019	2018		2018
BD MEDICAL
Medication Delivery Solutions	$929	$958	$(9)	$949	$(32)	1.3
Medication Management Solutions	615	581	—	581	(8)	7.3
Diabetes Care	270	267	—	267	(10)	4.7
Pharmaceutical Systems	366	366	—	366	(15)	3.9
TOTAL	$2,180	$2,172	$(9)	$2,164	$(64)	3.8

BD LIFE SCIENCES
Preanalytical Systems	$366	$381	$(12)	$369	$(16)	3.5
Diagnostic Systems	389	410	—	410	(14)	(1.6)
Biosciences	297	307	(22)	285	(10)	7.9
TOTAL	$1,052	$1,098	$(34)	$1,064	$(41)	2.7

BD INTERVENTIONAL
Surgery	$345	$351	$(5)	$345	$(4)	1.2
Peripheral Intervention	342	338	—	338	(9)	3.8
Urology and Critical Care	275	264	—	264	(4)	6.0
TOTAL	$963	$952	$(5)	$947	$(17)	3.5

TOTAL REVENUES	$4,195	$4,222	$(48)	$4,175	$(122)	3.4

(a)
Amounts include adjustments for BD's divestitures of its Advanced Bioprocessing business and soft tissue core needle biopsy product line, as well as Bard's divestiture of its Aspira® product line. Additionally, Medication Delivery Solutions and Preanalytical Systems results for the quarter ended March 31, 2019 included a total of $21 million in cumulative customer rebate and incentive fees relating to fiscal year 2018. Accordingly, to ensure comparability of revenue growth, the results for the quarter ended March 31, 2018 have been adjusted to reflect these cumulative fees. The Company records rebate and customer incentive fees as a reduction to revenue.

(b)
Under U.S. generally accepted accounting principles and as a result of Argentina’s highly inflationary economy, the functional currency of the Company's operations in Argentina was the U.S. dollar for the quarter ended March 31, 2019.  The total foreign currency translation impact above includes $6 million that was calculated by comparing local currency revenues in Argentina for the quarter ended March 31, 2019, translated using the prior-period exchange rate, to the reported U.S. dollar revenues for this same period.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - UNITED STATES
Six Months Ended March 31,
(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F	G	H=D+E+F+G	I=(C-H)/H
	BD Reported	Divestiture Adjustments (a)	Comparable	BD Reported	Bard Q1 (b)	Intercompany Adjustment (c)	Divestiture and Other Adjustments (a)	Comparable	Comparable % Change
	2019		2019	2018	2018			2018
BD MEDICAL
Medication Delivery Solutions	$1,004	$—	$1,004	$874	$145	$(3)	$(9)	$1,007	(0.3)
Medication Management Solutions	1,003	—	1,003	932	—	—	—	932	7.7
Diabetes Care	282	—	282	277	—	—	—	277	2.0
Pharmaceutical Systems	161	—	161	136	—	—	—	136	18.3
TOTAL	$2,450	$—	$2,450	$2,218	$145	$(3)	$(9)	$2,351	4.2

BD LIFE SCIENCES
Preanalytical Systems	$371	$—	$371	$366	$—	$—	$(12)	$354	5.0
Diagnostic Systems	355	—	355	367	—	—	—	367	(3.4)
Biosciences	228	(4)	225	224	—	—	(19)	205	9.6
TOTAL	$954	$(4)	$951	$957	$—	$—	$(31)	$926	2.7

BD INTERVENTIONAL
Surgery	$545	$—	$545	$428	$105	$—	$(15)	$518	5.2
Peripheral Intervention	385	—	385	198	188	—	—	386	(0.3)
Urology and Critical Care	393	—	393	180	177	—	—	357	10.1
TOTAL	$1,323	$—	$1,323	$806	$470	$—	$(15)	$1,261	4.9

TOTAL UNITED STATES	$4,728	$(4)	$4,724	$3,982	$614	$(3)	$(54)	$4,539	4.1

(a)
The amounts for the six months ended March 31, 2019 and 2018 include adjustments for BD's divestiture of its Advanced Bioprocessing business. The amounts for the six months ended March 31, 2018 also include adjustments for BD's divestitures of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line. Additionally, Medication Delivery Solutions and Preanalytical Systems results for the six months ended March 31, 2019 included a total of $21 million in cumulative customer rebate and incentive fees relating to fiscal year 2018. Accordingly, to ensure comparability of revenue growth, the results for the six months ended March 31, 2018 have been adjusted to reflect these cumulative fees. The Company records rebate and customer incentive fees as a reduction to revenue.

(b)
Amounts represent revenues for the quarter ended December 31, 2017. BD reported a Gore royalty amount, which was previously reported as revenues by Bard, as non-operating income in the current-year period.

(c)
Represents the elimination of revenues from the Medication Delivery Solutions unit which BD previously recognized from Bard as third-party revenues and that would be treated as intercompany revenues in the current-year period.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - INTERNATIONAL
Six Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F	G=D+E+F	H	I=(C-G-H)/G
	BD Reported	Divestiture Adjustments (a)	Comparable	BD Reported	Bard Q1 (b)	Divestiture Adjustments (a)	Comparable	FX Impact (c)	FXN % Change
	2019		2019	2018	2018		2018
BD MEDICAL
Medication Delivery Solutions	$883	$—	$883	$826	$68	$—	$895	$(54)	4.7
Medication Management Solutions	236	—	236	237	—	—	237	(11)	4.3
Diabetes Care	261	—	261	267	—	—	267	(15)	3.3
Pharmaceutical Systems	485	—	485	475	—	—	475	(19)	5.9
TOTAL	$1,865	$—	$1,865	$1,806	$68	$—	$1,874	$(98)	4.8

BD LIFE SCIENCES
Preanalytical Systems	$387	$—	$387	$391	$—	$—	$391	$(27)	6.0
Diagnostic Systems	416	—	416	423	—	—	423	(24)	3.8
Biosciences	350	(5)	345	372	—	(23)	349	(16)	3.6
TOTAL	$1,153	$(5)	$1,148	$1,186	$—	$(23)	$1,163	$(67)	4.5

BD INTERVENTIONAL
Surgery	$148	$—	$148	$99	$49	$(3)	$145	$(6)	6.2
Peripheral Intervention	294	—	294	146	146	—	292	(14)	5.4
Urology and Critical Care	168	—	168	84	90	—	174	(6)	(0.5)
TOTAL	$609	$—	$609	$329	$285	$(3)	$611	$(26)	3.9

TOTAL INTERNATIONAL	$3,628	$(5)	$3,623	$3,321	$353	$(26)	$3,648	$(191)	4.5

(a)
The amounts for the six months ended March 31, 2019 and 2018 include adjustments for BD's divestiture of its Advanced Bioprocessing business. The amounts for the six months ended March 31, 2018 also include adjustments for BD's divestitures of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line.

(b)	Amounts represent revenues for the quarter ended December 31, 2017.

(c)
Under U.S. generally accepted accounting principles and as a result of Argentina’s highly inflationary economy, the functional currency of the Company's operations in Argentina was the U.S. dollar for the six months ended March 31, 2019.  The total foreign currency translation impact above includes $14 million that was calculated by comparing local currency revenues in Argentina for the six months ended March 31, 2019, translated using the prior-period exchange rate, to the reported U.S. dollar revenues for this same period.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - TOTAL
Six Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F	G	H=D+E+F+G	I	J=(C-H-I)/H
	BD Reported	Divestiture Adjustments (a)	Comparable	BD Reported	Bard Q1 (b)	Intercompany Adjustment (c)	Divestiture and Other Adjustments (a)	Comparable	FX Impact (d)	FXN % Change
	2019		2019	2018	2018			2018
BD MEDICAL
Medication Delivery Solutions	$1,887	$—	$1,887	$1,700	$213	$(3)	$(9)	$1,901	$(54)	2.1
Medication Management Solutions	1,239	—	1,239	1,168	—	—	—	1,168	(11)	7.0
Diabetes Care	544	—	544	544	—	—	—	544	(15)	2.6
Pharmaceutical Systems	646	—	646	612	—	—	—	612	(19)	8.6
TOTAL	$4,316	$—	$4,316	$4,024	$213	$(3)	$(9)	$4,226	$(98)	4.5

BD LIFE SCIENCES
Preanalytical Systems	$758	$—	$758	$756	$—	$—	$(12)	$744	$(27)	5.5
Diagnostic Systems	771	—	771	791	—	—	—	791	(24)	0.5
Biosciences	579	(9)	570	596	—	—	(42)	554	(16)	5.8
TOTAL	$2,108	$(9)	$2,099	$2,143	$—	$—	$(54)	$2,089	$(67)	3.7

BD INTERVENTIONAL
Surgery	$693	$—	$693	$528	$153	$—	$(18)	$663	$(6)	5.4
Peripheral Intervention	679	—	679	344	334	—	—	678	(14)	2.2
Urology and Critical Care	560	—	560	264	267	—	—	531	(6)	6.6
TOTAL	$1,932	$—	$1,932	$1,135	$755	$—	$(18)	$1,872	$(26)	4.6

TOTAL REVENUES	$8,355	$(9)	$8,347	$7,302	$968	$(3)	$(81)	$8,186	$(191)	4.3

(a)
The amounts for the six months ended March 31, 2019 and 2018 include adjustments for BD's divestiture of its Advanced Bioprocessing business. The amounts for the six months ended March 31, 2018 also include adjustments for BD's divestitures of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line. Additionally, Medication Delivery Solutions and Preanalytical Systems results for the six months ended March 31, 2019 included a total of $21 million in cumulative customer rebate and incentive fees relating to fiscal year 2018. Accordingly, to ensure comparability of revenue growth, the results for the six months ended March 31, 2018 have been adjusted to reflect these cumulative fees. The Company records rebate and customer incentive fees as a reduction to revenue.

(b)
Amounts represent revenues for the quarter ended December 31, 2017. BD reported a Gore royalty amount, which was previously reported as revenues by Bard, as non-operating income in the current-year period.

(c)
Represents the elimination of revenues from the Medication Delivery Solutions unit which BD previously recognized from Bard as third-party revenues and that would be treated as intercompany revenues in the current-year period.

(d)
Under U.S. generally accepted accounting principles and as a result of Argentina’s highly inflationary economy, the functional currency of the Company's operations in Argentina was the U.S. dollar for the six months ended March 31, 2019.  The total foreign currency translation impact above includes $14 million that was calculated by comparing local currency revenues in Argentina for the six months ended March 31, 2019, translated using the prior-period exchange rate, to the reported U.S. dollar revenues for this same period.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended March 31,
	2019	2018	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Loss per Share	$(0.07)	$(0.19)	$0.12	$(0.25)	$0.37	63.2%	194.7%
Purchase accounting adjustments ($379 million and $790 million pre-tax, respectively) (1)	1.40	2.96		—
Restructuring costs ($31 million and $19 million pre-tax, respectively) (2)	0.12	0.07		—
Integration costs ($70 million and $79 million pre-tax, respectively) (2)	0.26	0.29		—
Transaction gain/loss and product-related matters ($396 million pre-tax) (3)	1.47	—		—
European regulatory initiative-related costs ($10 million pre-tax) (4)	0.04	—		—
Transaction costs ($1 million and $7 million pre-tax, respectively) (2)	—	0.03		—
Losses on debt extinguishment ($1 million and $13 million pre-tax, respectively) (5)	—	0.05		—
Hurricane recovery costs ($5 million pre-tax)	—	0.02		—
Dilutive impact (6)	(0.04)	(0.06)		—
Impact of tax reform and income tax benefit of special items ($160 million and $137 million, respectively)	(0.59)	(0.51)		—
Adjusted Diluted Earnings per Share	$2.59	$2.65	$(0.06)	$(0.25)	$0.19	(2.3)%	7.2%

(1)
Includes adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt. The amount in 2018 also included a fair value step-up adjustment of $422 million recorded relative to Bard's inventory on the acquisition date.

(2)	Represents restructuring, integration and transaction costs associated with acquisitions.

(3)	Includes amounts recorded to Other operating expense, net to record product liability reserves of $331 million and the estimated cumulative costs of a product recall of $65 million.

(4)
Represents initial costs required to develop processes and systems to comply with emerging regulations such as the European Union Medical Device Regulation ("EUMDR") and General Data Protection Regulation ("GDPR").

(5)	Represents losses recognized upon the extinguishment of certain long-term senior notes.

(6)
The amount in 2019 represents the exclusion of share equivalents associated with share-based plans from the reported diluted shares outstanding calculation because such equivalents would have been antidilutive due to the net loss applicable to common shareholders incurred during the period.  The amount in 2018 represents the dilutive impact of BD shares issued in May 2017, in anticipation of the Bard acquisition and BD shares issued as consideration transferred to acquire Bard. The adjusted diluted average shares outstanding (in thousands) in 2019 and 2018 were 274,287 and 273,693, respectively.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Six Months Ended March 31,
	2019	2018	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings (Loss) per Share	$1.98	$(0.90)	$2.88	$(0.39)	$3.27	320.0%	363.3%
Purchase accounting adjustments ($757 million and $925 million pre-tax, respectively) (1)	2.76	3.72		(0.01)
Restructuring costs ($72 million and $255 million pre-tax, respectively) (2)	0.26	1.02		—
Integration costs ($143 million and $153 million pre-tax, respectively) (2)	0.52	0.61		—
Transaction gain/loss and product-related matters ($61 million pre-tax) (3)	0.22	—		—
European regulatory initiative-related costs ($15 million pre-tax) (4)	0.05	—		—
Transaction costs ($2 million and $51 million pre-tax, respectively) (2)	0.01	0.20		—
Losses on debt extinguishment ($1 million and $13 million pre-tax, respectively) (5)	—	0.05		—
Financing impacts ($49 million pre-tax) (6)	—	0.20		—
Hurricane recovery costs ($12 million pre-tax)	—	0.05		—
Dilutive Impact (7)	—	0.20		—
Impact of tax reform and income tax benefit of special items ($143 million and $2 million, respectively) (8)	(0.52)	(0.01)		—
Adjusted Diluted Earnings per Share	$5.29	$5.15	$0.14	$(0.40)	$0.54	2.7%	10.5%

(1)
Includes adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt. The amount in 2018 also included a fair value step-up adjustment of $422 million recorded relative to Bard's inventory on the acquisition date.

(2)	Represents restructuring, integration and transaction costs associated with acquisitions.

(3)
Includes amounts recorded to Other operating expense, net to record product liability reserves of $331 million and the estimated cumulative costs of a product recall of $65 million. Also includes the pre-tax gain of $335 million recognized in Other operating expense, net related to BD's sale of its Advanced Bioprocessing business.

(4)	Represents initial costs required to develop processes and systems to comply with emerging regulations such as the EUMDR and GDPR.

(5)	Represents losses recognized upon the extinguishment of certain long-term senior notes.

(6)	Represents financing impacts associated with the Bard acquisition.

(7)
Represents the dilutive impact of BD shares issued in May 2017, in anticipation of the Bard acquisition and BD shares issued as consideration transferred to acquire Bard. The adjusted diluted average shares outstanding (in thousands) was 246,179.

(8)	The amounts for the six months ended March 31, 2019 and 2018 included additional tax expense, net, of $20 million and $275 million, respectively, relating to new U.S. tax legislation.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2019 OUTLOOK RECONCILIATION

	FY2018	FY2019 Outlook
	Revenues	% Change	FX Impact	% Change FXN

BDX Revenue	$15,983	8.0% to 9.0%	~2.5%	10.5% to 11.5%

Comparable Revenue Growth
	BD Including Bard
	FY2018	FY2019 Outlook
	Revenues	% Change FXN Comparable

BDX As Reported Revenue	$15,983
Bard Q1	968
Intercompany Adjustment	(3)
Rebate Adjustment	(21)
Divestiture Adjustment (1)(2)	(124)
BDX NewCo Comparable Revenue	$16,803	5.0% to 6.0%

FXN - Foreign Currency Neutral

BECTON DICKINSON AND COMPANY SUPPLEMENTAL INFORMATION FY 2019 OUTLOOK RECONCILIATION (continued)
	FY2018	FY2019 Outlook
	Revenues	% Change FXN Comparable
BD Medical As Reported Revenue	$8,616
Bard Q1	213
Intercompany Adjustment	(3)
Rebate Adjustment	(9)
BD Medical Comparable Revenue	8,817	5.0% to 6.0%

BD Life Sciences As Reported Revenue	$4,330
Rebate Adjustment	(12)
Divestiture Adjustment (1)	(106)
BD Life Sciences Comparable Revenue	$4,212	4.0% to 5.0%

BD Interventional as Reported Revenue	$3,037
Bard Q1	755
Divestiture Adjustment (2)	(18)
BD Interventional Comparable Revenue	$3,774	4.5% to 5.5%

FXN - Foreign Currency Neutral
(1) Excludes the impact from the divestiture of BD's Advanced Bioprocessing business.
(2) Excludes the impact from the divestitures of BD's soft tissue core needle biopsy product line and Bard's Aspira product line of tunneled home drainage catheters and accessories.

BECTON DICKINSON AND COMPANY SUPPLEMENTAL INFORMATION FY 2019 OUTLOOK RECONCILIATION (continued)
		FY2019 Outlook
	Full Year FY2018	Full Year FY2019 Outlook	% Increase
Reported Fully Diluted Earnings per Share	$0.60
Purchase accounting adjustments ($1.733 billion pre-tax) (1)	6.55
Restructuring costs ($344 million pre-tax) (2)	1.30
Integration costs ($344 million pre-tax) (2)	1.30
Transaction costs ($56 million pre-tax) (3)	0.21
Financing impacts ($49 million pre-tax) (4)	0.19
Hurricane recovery costs ($17 million pre-tax)	0.07
Losses on debt extinguishment ($16 million pre-tax) (5)	0.06
Net impact of gain on sale of investment and asset impairments ($(151) million pre-tax) (6)	(0.57)
Dilutive Impact (7)	0.30
Impact of tax reform and income tax benefit of special items ($265 million) (8)	1.00
Adjusted Fully Diluted Earnings per Share	$11.01	$11.65 to 11.75	6.0% to 7.0%

Estimated FX Impact			~5.5%

Adjusted FXN Growth			~12.0%
FXN - Foreign Currency Neutral

(1) Includes adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt. The amount in 2018 also included a fair value step-up adjustment of $478 million recorded relative to Bard's inventory on the acquisition date.
(2)   Represents restructuring and integration costs associated with the Bard and CareFusion acquisitions, as well as restructuring costs associated with other portfolio rationalization initiatives.
(3)   Represents transaction costs primarily associated with the Bard acquisition.
(4)  Represents financing impacts associated with the Bard acquisition.
(5) Represents losses recognized upon the extinguishment of certain long-term senior notes.
(6)   Represents the net amount recognized in the period related to BD's sale of its non-controlling interest in Vyaire Medical, partially offset by $81 million of charges recorded to write down the carrying value of certain intangible and other assets in the Biosciences unit as well as $58 million of charges to write down the value of fixed assets primarily in the Diabetes Care unit.
(7)   Represents the dilutive impact of BD shares issued in May 2017, in anticipation of the Bard acquisition and BD shares issued as consideration transferred to acquire Bard. The adjusted diluted average shares outstanding (in thousands) was 260,758.
(8) Includes additional tax expense, net, of $640 million relating to new U.S. tax legislation.